Exhibit 1(c)

                          SCUDDER TAX FREE TARGET FUND

                                                                 APR 7, 1985
                                                             Secretary of State
                                                            Corporation Division

          Establishment and Designation of Additional Series of Shares of Beneficial Interest, Without Par Value

      The undersigned, being a majority of the Trustees of Scudder Tax Free Target Fund, a Massachusetts business trust, (the "Fund") acting pursuant to
Section 5.11 of the Declaration of Trust dated December 28, 1982, (the "Declaration of Trust") of the Fund, and having heretofore divided the shares of beneficial interest, without par value, of the Fund into three separate series ("Portfolios") hereby establish an additional series of the Fund's unissued shares of beneficial interest, without par value, to be designated the "1996 Portfolio" (the "Portfolio"), the Portfolio to have the following special and relative rights:

      1. The Portfolio shall be authorized to invest in cash and securities and instruments of whatever description maturing not later than the year 1996 (the "maturity year") and shall be liquidated on December 13, 1996. The proceeds of liquidation, after discharge or provision for payment of the liabilities of the Portfolio, shall thereafter be distributed to shareholders of record on such date. Each share of beneficial interest of the Portfolio ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of the Portfolio shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to the Portfolio. The proceeds of sales of shares of the Portfolio, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Portfolio, unless otherwise required by law. Each share of the Portfolio shall be entitled to receive its pro rata share of net assets of the Portfolio upon liquidation of that Portfolio.

      3. Shareholders of each Portfolio shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any Portfolio as provided in, Rule 18f-2 as from time to time in effect, under the Investment Company Act of 194O, as amended or any successor rule.

      4. The assets and liabilities of the Fund shall be allocated among the Portfolio and the Portfolios heretofore established as set forth in Section 5.1 of the Declaration of Trust, except as provided below.

            (a) The investment advisory fee, if determined by reference to the aggregate value of the assets of more than one Portfolio, paid by the combined Portfolios to the Fund's investment adviser shall be allocated among the Portfolios on the basis of their relative average daily net assets.

            (b) Costs incurred by the Fund in connection with its organization and initial registration and public offering of shares shall be divided equally among the Portfolios heretofore established and shall be amortized for each such Portfolio over the lesser of the life of such Portfolio or the five year period beginning on the effective date of the Fund's first registration statement under the Securities Act of 1933; provided, however, that the Portfolio shall not bear any such costs.

            (c) Reimbursement required under any expense limitation applicable to the Fund shall be allocated among those Portfolios whose expense ratios exceed such limitation on the basis of the relative expense ratios of such Portfolios.

            (d) The liabilities, expenses, costs, charges or reserves of the Fund (other than the investment advisory fee or the organizational expenses paid by the Fund) which are not readily identifiable as belonging to any particular Portfolio shall be allocated among the Portfolios on the basis of their relative average daily net assets.

      5. The Trustees (including any successor Trustees) shall have the right any time and from time to time to reallocate assets and expenses or to change the designation of my Portfolio now or hereafter created, or to otherwise change the special and relative rights of any such Portfolio provided that such change shall not adversely affect the rights of holders of shares of a Portfolio.

Dated:  March 23,  1985


                                                /s/ Amey A. DeFriez
                                                --------------------------
                                                Amey A. DeFriez


                                                --------------------------
                                                Peter B. Freemen


                                                --------------------------
                                                George S. Johnston


                                                --------------------------
                                                David S. Lee


                                                --------------------------
                                                Wesley W. Marple, Jr.

            (c) Reimbursement required under any expense limitation applicable to the fund shall be allocated among those Portfolios whose expense ratios exceed such limitation on the basis of the relative expense ratios of such Portfolios.

            (d) The liabilities, expenses, costs, charges or reserves of the Fund (other than the investment advisory fee or the organizational expenses paid by the Fund) which are not readily identifiable as belonging to any particular Portfolio shall be allocated among the Portfolios on the basis of their relative average daily net assets.

      5. The Trustees (including any successor Trustees) shall have the right any time and from time to time to reallocate assets and expenses or to change the designation of my Portfolio now or hereafter created, or to otherwise change the special and relative rights of any such Portfolio provided that such change shall not adversely affect the rights of holders of shares of a Portfolio.

Dated:  March 21, 1985


                                                --------------------------
                                                Amey A. DeFriez


                                                --------------------------
                                                Peter B. Freemen


                                                /s/ George S. Johnston
                                                --------------------------
                                                George S. Johnston


                                                /s/ David S. Lee
                                                --------------------------
                                                David S. Lee


                                                --------------------------
                                                Wesley W. Marple, Jr.

            (c) Reimbursement required under any expense limitation applicable to the fund shall be allocated among those Portfolio whose expense ratios exceed such limitation on the basis of the relative expense ratio. of such Portfolios.

            (d) The liabilities, expenses, costs, charges or reserves of the Fund (other than the investment advisory fee or the organizational expenses paid by the Fund) which are not readily identifiable as belonging to any particular Portfolio shall be allocated among the Portfolio. on the basis of their relative average daily net assets.

      5. The Trustees (including any successor Trustees) shall have the right to any time and from time to time to reallocate assets and expenses or to change the designation of any Portfolio now or hereafter created, or to otherwise change the special and relative rights of any such Portfolio provided that change shall not adversely affect the rights of holders of shares of a Portfolio.

Dated:  March 23,  1985


                                                --------------------------
                                                Amey A. DeFriez


                                                --------------------------
                                                Peter B. Freemen


                                                --------------------------
                                                George S. Johnston


                                                --------------------------
                                                David S. Lee


                                                /s/ Wesley W. Marple, Jr.
                                                --------------------------
                                                Wesley W. Marple, Jr.